SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date or earliest event reported):  April 12, 2010

HMG/COURTLAND PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-7865	59-1914299

(Commission File No)	(I.R.S. Employer Identification No.)

1870 S. Bayshore Drive Coconut Grove, Florida (Address of Principal Executive Offices)	33133 (Zip Code)
(305)854-6803
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2010, the Board of Directors of HMG/Courtland Properties, Inc. (“HMG”) increased the number of directors from five to six and elected Richard N. Wiener as a new director.  Mr. Wiener has not been appointed to serve on any committees at this time.  He will participate in HMG’s standard non-management compensation program, which is described in HMG’s most recent Annual Report on Form 10-K, filed with the Securities ad Exchange Commission on March 31, 2010, under the caption, “Directors, Executive Officers and Corporate Governance—Compensation of Directors,” which portion of such Form 10-K is incorporated herein by reference.

Mr. Wiener, age 69, is a practicing attorney in New York, specializing in real estate and commercial transactions.  He has broad experience in real estate investment, development, financing and acquisitions in all categories, including shopping centers, office buildings, apartment homes, college dormitories, lot sale development, assisted living facilities and gas stations.  Mr. Wiener is a licensed real estate broker in New York and New Jersey.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMC/COURTLAND PROPERTIES, INC.

By: /S/ LAWRENCE ROTHSTEIN
Lawrence Rothstein
Principal Financial Officer
Date:           April 14, 2010